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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                        Date of report: January 4, 1999
            (Date of earliest event reported):          December 31, 1998
                                               --------------------------------


            LAI WORLDWIDE, INC. (FORMERLY, LAMALIE ASSOCIATES, INC.)
-------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


           Florida                      0-22645                59-3547281
 ----------------------------        ------------            --------------
 (State or Other Jurisdiction        (Commission             (IRS Employer
       of Incorporation)             File Number)          Identification No.)


           200 Park Avenue New York, New York                  33694-0468
        ----------------------------------------               ----------
        (Address of Principal Executive Offices)               (Zip code)



                                 (212) 953-7900
                         -------------------------------
                   (Registrant's Telephone Number, Including
                                   Area Code)


                            LAMALIE ASSOCIATES, INC.
          -----------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)



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ITEM 5. OTHER EVENTS.

        Effective at the close of business on December 31, 1998, Lamalie Associates, Inc., a Florida corporation ("LAI") reorganized into a holding company structure (the "Reorganization") whereby LAI Worldwide, Inc., a Florida corporation ("Registrant") became the holding company. The Reorganization is intended to provide greater flexibility for international and domestic expansion, broaden the alternatives available for future financing and generally provide for greater administrative and operational flexibility.

        The Reorganization was effected through the formation by LAI of the Registrant as a wholly-owned subsidiary and the formation by the Registrant of a wholly-owned subsidiary, LAI MergerSub, Inc., a Florida corporation ("MergerSub"). An Agreement and Plan of Merger dated December 23, 1998 was entered into by and among LAI, Registrant and MergerSub (the "Merger Agreement"), and, pursuant to the Merger Agreement, MergerSub merged with and into LAI (the "Merger"), with LAI as the surviving corporation. Registrant and MergerSub were organized in connection with the Merger.

        LAI became a wholly owned subsidiary of Registrant as a result of the Merger. The Merger Agreement was duly approved by the Board of Directors of LAI at a meeting thereof held on December 16, 1998, and by written consent of the Boards of Directors and sole stockholders of each of Registrant and MergerSub. The Reorganization was effected in accordance with the provisions of Section 607.11045, Florida Statutes, accordingly, approval of the stockholders of LAI was not required.

        Pursuant to the Merger Agreement, each outstanding share of common stock, $.01 par value, of LAI issued and outstanding immediately prior to the Merger, together with the preferred stock purchase right associated therewith was converted into one share of common stock, $.01 par value, of Registrant, together with one preferred stock purchase right associated therewith. As a result, LAI stockholders now hold common stock and preferred stock purchase rights in Registrant (instead of LAI) which is deemed to have been registered under Section 12(b) of the Securities Exchange Act of 1934 because the Reorganization constitutes a "succession" and Registrant constitutes a "successor issuer" of LAI for securities law purposes.

        In addition, pursuant to the terms of the Merger Agreement and an Assumption Agreement between LAI and Registrant, each outstanding option to purchase shares of LAI common stock has been converted into an option to purchase, on the same terms and conditions, an identical number of shares of Registrant's common stock.

        Because the corporate name of the Registrant after the Effective Time of the Merger is different than the corporate name of LAI prior to the Effective Time of the Merger, Section 607.11045, Florida Statutes requires a physical exchange of certificates. Accordingly, certificates formerly representing shares of common stock of LAI should be submitted to Registrant's exchange



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agent, ChaseMellon Shareholder Services, L.L.C., for transfer. The
Reorganization was tax free for federal income tax purposes for the stockholders of LAI.

        Registrant's common stock will trade on The Nasdaq Stock Market under the trading symbol LAIX, the same trading symbol under which LAI common stock traded.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        The Exhibits to this report are listed in the Index to Exhibits set forth elsewhere herein.



                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                LAI WORLDWIDE, INC.




Date:   January 4, 1999         By: /s/ Philip R. Albright
     ------------------------      -------------------------------------------
                                   Philip R. Albright, Chief Financial Officer
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                               INDEX TO EXHIBITS

Exhibit Number             Description
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
        2.3                Agreement and Plan of Merger dated December 23, 1998 by and among LAI,
                           Registrant and MergerSub

        3.1                Articles of Incorporation of the Registrant as now in effect

        3.2                Bylaws of the Registrant as now in effect

        4.1                Form of Common Stock Certificate

        4.2                Stockholder Rights Agreement dated December 30, 1998, between Registrant and ChaseMellon Shareholder Services, L.L.C.

        8                  Opinion of Trenam, Kemker, Scharf, Barkin, Frye, O'Neill & Mullis, P.A., as
                           to certain tax matters

        10.1               1997 Omnibus Stock and Incentive Plan as now in effect

        10.2               Non-Employee Directors' Stock Option Plan as now in effect

        10.3               Profit Sharing and Savings Plan as now in effect

        10.4               1997 Employee Stock Purchase Plan as now in effect

        10.9               1998 Omnibus Stock and Incentive Plan as now in effect

        10.12              Directors' Deferral Plan as now in effect

        99.1               Assumption Agreement dated December 31, 1998 between Registrant and
                           LAI

        99.2               Letter to Stockholders of Lamalie Associates, Inc. describing the
                           Reorganization


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